U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           PHILLIPS PETROLEUM COMPANY
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
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    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         NOTICE OF 1999 ANNUAL MEETING
                                  MAY 3, 1999
                              and PROXY STATEMENT

--------------------------------------------------------------------------------

[LOGO] PHILLIPS PETROLEUM COMPANY
       BARTLESVILLE, OKLAHOMA 74004

                                           April 5, 1999

Dear Phillips Stockholder:

You are cordially invited to the Annual Meeting of Phillips Petroleum Company to be held in the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 3, 1999, starting at 10 a.m. local time. Your attendance will provide you with an opportunity to hear the chairman's and the president's reports on the Company and its operations. Directors and other representatives of the Company will also be in attendance.

The Secretary's formal notice of the meeting and the Proxy Statement accompany this letter and describe the matters on which action will be taken.

In addition to the election of 11 directors, you are asked to vote on one proposal. Proposal 1 is by the Company to approve the independent auditors designated by the Board of Directors. Our Board of Directors unanimously recommends that you vote For Proposal 1.

It is important that your views be represented at the meeting whether or not you are able to attend. Accordingly, we respectfully request that you sign, date and promptly return your proxy in the enclosed postage-paid envelope.

On behalf of the directors and employees of Phillips Petroleum Company, we express our appreciation to you, the owners of this Company, for your continued support and interest.

                                       Sincerely,

                                  /s/  W. W. Allen

                                       W. W. Allen
                                       Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

                               Table of Contents

 Page
    3     Notice of Annual Meeting
    4     Solicitation
    4     Confidential Voting
    4     Voting Securities and Principal Holders
    4     Vote Required for Election of Directors and
          Adoption of Company and Stockholder Proposals
  5-7     Nominees for Election as Directors
    7     Security Ownership of Certain Beneficial Owners
    8     Security Ownership of Management
    8     Section 16(a) Beneficial Ownership Reporting Compliance
    8     Compensation Committee Interlocks and Insider Participation
 9-10     General Information Relating to the Board of Directors
   10     Compensation of Directors and Nominees
   11     Executive Compensation
   12     Options/SAR Grants in Last Fiscal Year
   12     Ten-Year Option/SAR Repricing
   13     Aggregated Option/SAR Exercises in Last Fiscal Year
          And Fiscal Year-End Option/SAR Value
   13     Long-Term Incentive Plan Awards in Last Fiscal Year
14-16     Compensation Committee Report to Stockholders on
          Executive Compensation
   17     Performance Graph
   18     Pension Plan
   19     Termination of Employment and Change-in-Control Arrangements
   19     Proposal 1
   19     Date for Receipt of Stockholder Proposals


--------------------------------------------------------------------------------
Stockholders are encouraged to keep their account address up to date and promptly deposit their dividend checks to avoid surrender of these funds and related stock to their respective states under unclaimed property laws.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PHILLIPS PETROLEUM COMPANY
BARTLESVILLE, OKLAHOMA 74004

NOTICE OF ANNUAL MEETING to be held May 3, 1999

To the Stockholders:

The Annual Meeting of Stockholders will be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 3, 1999, at
10 a.m. local time, for the purposes of considering and voting on the following matters as described in the attached Proxy Statement:

   Election of 11 directors (pages 5 through 7);

   Proposal of the Company:
   -----------------------
     Proposal 1. To approve the designation of Ernst & Young LLP as independent auditors for 1999 (page 19); and

   Any other matters that may properly come before the meeting (page 19).

Only stockholders of record at the close of business March 12, 1999, will be entitled to vote at this meeting.

A copy of the Company's Annual Report containing financial data and a summary of operations for 1998 is being mailed to the Company's stockholders in advance of or with this Proxy Statement.

                                      By Order of the Board of Directors,

                                 /s/  Dale J. Billam

                                      Dale J. Billam
                                      Secretary
Dated April 5, 1999

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
IMPORTANT:

Please sign, date and promptly mail the enclosed proxy in the accompanying postage-paid envelope. If you wish to vote in accordance with the Company's recommendations, it is not necessary to specify your choice but your proxy must be signed and returned. In any event, your prompt response is requested and your cooperation will be appreciated.
--------------------------------------------------------------------------------

PHILLIPS PETROLEUM COMPANY
BARTLESVILLE, OKLAHOMA 74004

April 5, 1999

                                PROXY STATEMENT

                                  SOLICITATION

Your proxy is solicited by the Board of Directors and all costs of solicitation will be paid by the Company. Your proxy will be voted as you direct. It may be revoked by you at any time before it is voted by:

(1)  filing with the Secretary an instrument revoking the earlier proxy;

(2)  executing a later-dated proxy; or

(3)  voting in person by ballot at the meeting.

This Proxy Statement and Proxy Card are first being mailed on or about April 5, 1999, to stockholders of record as of March 12, 1999.

Georgeson & Co. Inc. has been engaged by the Company to solicit proxies for this Annual Meeting from brokers, banks and other institutional holders, and individual holders of record. The fee for this service, payable one-half at the beginning of solicitation and the balance at its completion, is $16,000 plus the reimbursement of certain out-of-pocket costs. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or personal contact.

                              CONFIDENTIAL VOTING

It is the policy of the Company that all proxies, ballots, and voting tabulations that identify stockholders be kept confidential, except where:

(1) disclosure may be required by applicable law;

(2) stockholders write comments on their proxy cards;

(3) disclosure is expressly requested by a stockholder;

(4) in limited circumstances such as a proxy contest or other solicitation of proxies based on an opposition proxy statement; or

(5) any matter for stockholder approval requiring the vote of more than a majority of the shares present at any meeting.

The Company has engaged ChaseMellon Shareholder Services, L.L.C. to count the votes represented by proxies and ballots, and has appointed two persons who are employees of ChaseMellon Shareholder Services to be Inspectors of Election.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

The Company's only class of voting securities is its $1.25 par value common stock. For voting purposes, there were 281,272,366 shares outstanding at the close of business February 26, 1999. The record date for stockholders entitled to vote at this meeting is March 12, 1999. Each share is entitled to one vote.

Included in shares outstanding are 29,125,863 shares held by the Compensation and Benefits Trust ("CBT") formed in December 1995. The CBT is designed to acquire, hold and distribute shares of the Company's common stock to fund certain future compensation and benefit obligations of the Company. The CBT does not increase or alter the amount of benefits or compensation which will be paid under existing plans, but offers the Company financial flexibility in providing the funding requirements of those plans. Shares held by the CBT do not affect earnings per share or total stockholders' equity until after they are transferred out of the CBT. All shares are required to be transferred out of the CBT by January 1, 2021.

The number of shares of the Company's common stock beneficially owned as of February 26, 1999, by any person or group known to own 5 percent or more, and by each of the directors and nominees, and by all directors and officers of the Company as a group, is shown in the tables "Security Ownership of Certain Beneficial Owners," and "Security Ownership of Management," respectively, on pages 7 and 8 after the information on nominees for directors.

                   VOTE REQUIRED FOR ELECTION OF DIRECTORS AND
                  ADOPTION OF COMPANY AND STOCKHOLDER PROPOSALS

Under the Company's Bylaws, the holders of a majority of the issued and outstanding shares of the common stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for all purposes unless otherwise provided by law. Where a quorum is present, the affirmative vote of a majority of the stock represented at the meeting is required for the election of the directors, and the adoption of Proposal 1. For purposes of determining whether the directors have been elected or a proposal has received a majority vote, abstentions are the equivalent of a negative vote.

Information included in this Proxy Statement is as of the date of preparation, approximately February 26, 1999, unless otherwise stated.

                       NOMINEES FOR ELECTION AS DIRECTORS

The number of directors to be elected is 11. The designated proxy holders of the Company intend, unless otherwise instructed, to vote all proxies for the election of the following 11 nominees. If elected, they will hold office until the next Annual Meeting or until their successors are elected. The term of each present director will expire with the election of directors at the 1999 Annual Meeting. If any nominee is unable or unwilling to serve, the Company, through the designated proxy holders, reserves discretionary authority to vote for a substitute. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected. The following provides information about each nominee as of February 26, 1999, including data on the nominees' business backgrounds for the past five years, and the names of public companies and other selected entities for which they serve as directors.
--------------------------------------------------------------------------------

W. W. Allen

Director since 1989  [photo]

Age 62

W. W. Allen is Chairman of the Board of Directors and Chief Executive Officer of the Company, a position he assumed in May 1994. He previously was President and Chief Operating Officer, beginning in December 1991. He is a director of the Bank of Oklahoma, N.A.
--------------------------------------------------------------------------------

Norman R. Augustine

Director since 1989  [photo]

Age 63

Norman R. Augustine is a lecturer in Aeronautical Engineering with the rank of Professor at Princeton University, a position he assumed in August 1997. He is also Chairman of the Executive Committee of the Board of Directors of Lockheed Martin Corporation. Prior to that, he was Chairman of the Board of Directors of Lockheed Martin Corporation from August 1997 through March 1998; Chief Executive Officer from January 1996 through July 1997; and President from March 1995 through June 1996. He served as Chairman of the Board of Directors and Chief Executive Officer of Martin Marietta Corporation from April 1988 until its merger with Lockheed Corporation in March 1995. He is a director of The Procter & Gamble Company and The Black & Decker Corporation.
--------------------------------------------------------------------------------

David L. Boren

Director since 1994  [photo]

Age 57

David L. Boren is President of the University of Oklahoma, a position he assumed in November 1994. He previously served as a United States Senator from the State of Oklahoma from November 1979 until November 1994, and is a former Governor of Oklahoma. He is a director of AMR Corporation; Texas Instruments Corporation; Torchmark Corporation; and Waddell & Reed Financial, Inc.
--------------------------------------------------------------------------------

C. L. Bowerman

Director since 1989  [photo]

Age 59

C. L. Bowerman is an Executive Vice President of the Company responsible for human resources, capital budgeting and services, a position he assumed in January 1999. He previously was Executive Vice President responsible for planning and corporate relations and services beginning in January 1995, and Executive Vice President responsible for corporate strategic planning, corporate information technology and research and development beginning in April 1992.
--------------------------------------------------------------------------------

Robert E. Chappell, Jr.

Director since 1990  [photo]

Age 62

Robert E. Chappell, Jr., is self employed as an investment and management consultant. He previously was the Senior Executive Vice President and Chief Investment Officer of Metropolitan Life Insurance Company, a position he held from October 1989 through December 1992.
--------------------------------------------------------------------------------

Lawrence S. Eagleburger

Director since 1993  [photo]

Age 68

Lawrence S. Eagleburger is Senior Foreign Policy Advisor for Baker, Donelson, Bearman & Caldwell, a Washington, D.C. law firm, a position he assumed in January 1993. He previously served as Secretary of State from December 1992 through January 1993, Acting Secretary of State from August 1992 to December 1992, and Deputy Secretary of State from February 1989 to August 1992. He is a director of COMSAT Corporation; Halliburton Company; Stimsonite Corporation; and Universal Corporation.
--------------------------------------------------------------------------------

Larry D. Horner

Director since 1991  [photo]

Age 64

Larry D. Horner is Chairman of Pacific USA Holdings Corporation, a position he assumed in August 1994. He previously was a Managing Director of Arnhold and S. Bleichroeder, Inc., from April 1991 through July 1994. He served as Chairman and Chief Executive Officer of KPMG Peat Marwick from October 1984 to December 1990. He is a director of American General Corporation; Asia Pacific Wire & Cable Corporation Limited; Atlantis Plastics, Inc.; Biological & Popular Culture, Inc.; Laidlaw Holdings, Inc.; and Newmark Homes Corp.
--------------------------------------------------------------------------------

J. J. Mulva

Director since 1994  [photo]

Age 52

J. J. Mulva is President and Chief Operating Officer of the Company, a position he assumed in May 1994. Previously he was an Executive Vice President of the Company and its Chief Financial Officer from January 1994 through April 1994; Senior Vice President and Chief Financial Officer beginning in May 1993; and Vice President and Chief Financial Officer beginning in March 1993.
--------------------------------------------------------------------------------

Randall L. Tobias

Director since 1992  [photo]

Age 56

Randall L. Tobias is Chairman Emeritus of Eli Lilly and Company, a position he assumed in January 1999. He retired as Chairman of the Board of Directors and Chief Executive Officer of Eli Lilly and Company in December 1998. He previously was Vice Chairman of the Board of Directors of AT&T from September 1986 to June 1993. He is a director of Kimberly-Clark Corporation and Knight-Ridder, Inc.
--------------------------------------------------------------------------------
6

Victoria J. Tschinkel

Director since 1993  [photo]

Age 51

Victoria J. Tschinkel is a Senior Consultant to Landers & Parsons, a Tallahassee, Florida, law firm, a position she assumed in 1987. She previously served as Secretary of the Florida Department of Environmental Regulation from 1981 to 1987.
--------------------------------------------------------------------------------

Kathryn C. Turner

Director since 1995  [photo]

Age 51

Kathryn C. Turner is Chairperson and Chief Executive Officer of Standard Technology, Inc., an engineering and manufacturing firm she founded in 1985.
She is a director of Carpenter Technology Corporation and COMSAT Corporation.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-----------------------------------------------------------------------------------------------------------------------------
                       Name and Address of                      Amount and Nature of Beneficial
Title of Class          Beneficial Owner                                  Ownership                    Percent of Class
-----------------------------------------------------------------------------------------------------------------------------
                                                                   Direct           Indirect
                                                                -------------------------------
Common           Vanguard Fiduciary Trust Company               46,289,594 (1)         --                  16.46%
                 P. O. Box 2900
                 Valley Forge, Pennsylvania 19482

Common           Capital Research and Management Company        26,703,500 (2)         --                   9.50%
                 333 South Hope Street
                 Los Angeles, California 90071
-----------------------------------------------------------------------------------------------------------------------------

(1) As of February 26, 1999, Vanguard as Trustee held 46,289,594 shares under the Company's Thrift Plan, Long-Term Stock Savings Plan ("LTSSP"), and Retirement Savings Plan (together the "Plans") with shared voting power. Vanguard and the Plans have disclaimed beneficial ownership of the shares held by Vanguard as Trustee of the Plans. Vanguard votes shares held by the Plans which represent the allocated interests of participants in the manner directed by individual participants. Employee participants in the Thrift Plan and LTSSP are appointed by the Company as fiduciaries entitled to direct the Trustee as to how to vote allocated shares which are not directed in these plans and unallocated shares held by the LTSSP. Such shares are allocated pro rata among employee participants accepting their fiduciary appointment and are voted by the Trustee as directed by the employee fiduciaries. The Trustee votes non-directed shares of the Retirement Savings Plan at its discretion. The Trustee will vote other shares held by the Plans at its discretion only if required to do so by the Employee Retirement Income Security Act of 1974 ("ERISA").

    Vanguard is also the Trustee and record holder of the 29,125,863 shares in the Compensation and Benefits Trust ("CBT"), without any voting power. Vanguard has disclaimed beneficial ownership of such shares. As Trustee of the CBT, Vanguard will vote shares in the CBT only in accordance with the pro rata directions of eligible domestic employees and the trustees of certain international Company stock plans. Trust agreements for the Plans and CBT each provide that all voting directions of individual employees received by the Trustee will be held in confidence and not be disclosed to any person, including the Company.

(2) Capital Research and Management Company ("CRMC"), as investment adviser registered under Section 230 of the Investment Advisers Act of 1940, has reported that it exercises as of January 31, 1999, sole dispositive power with respect to 26,703,500 shares. According to the Schedule 13G filed by CRMC with the Securities and Exchange Commission, such shares equal 10.50 percent of the Company's outstanding shares. However, when shares held by the CBT are included, shares held by CRMC equal only 9.50 percent of the Company's outstanding shares. CRMC has disclaimed beneficial ownership of these shares.

-----------------------------------------------------------------------------------------------------------------------------
                                                    SECURITY OWNERSHIP OF MANAGEMENT
                                                       Phillips Petroleum Company
                                                              Securities
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Amount and Nature of
                                                                     Beneficial Ownership
-----------------------------------------------------------------------------------------------------------------------------
Title of Class           Name of Beneficial Owner              Direct(1)        Indirect               Percent of Class
-----------------------------------------------------------------------------------------------------------------------------
                         Directors and Nominees (2)

Common                   W. W. Allen                          579,678                --                  less than 1%
Common                   Norman R. Augustine                   21,884                --                  less than 1%
Common                   George B. Beitzel (3)                 88,791                --                  less than 1%
Common                   David L. Boren                        10,868                --                  less than 1%
Common                   C. L. Bowerman                       162,880               654                  less than 1%
Common                   Robert E. Chappell, Jr.               19,300                --                  less than 1%
Common                   Lawrence S. Eagleburger                8,175             6,000                  less than 1%
Common                   Larry D. Horner                       17,631                --                  less than 1%
Common                   J. J. Mulva                          343,994                --                  less than 1%
Common                   Randall L. Tobias                     16,906                --                  less than 1%
Common                   Victoria J. Tschinkel                 14,628                --                  less than 1%
Common                   Kathryn C. Turner                      9,699                --                  less than 1%

                         Executive Officers

Common                   R. G. Ceconi                         104,404                --                  less than 1%
Common                   E. K. Grigsby                         75,765                --                  less than 1%
Common                   R. K. Gupta                           54,908             3,926                  less than 1%
Common                   K. L. Hedrick                        146,219                --                  less than 1%
Common                   J. L. Howe                           148,132                --                  less than 1%
Common                   J. C. Mihm                           159,218               696                  less than 1%
Common                   T. C. Morris                          97,865                --                  less than 1%
Common                   M. J. Panatier                        95,054                --                  less than 1%
Common                   B. Z. Parker                         103,960                --                  less than 1%
Common                   B. J. Price                           69,396                --                  less than 1%
Common                   J. B. Whitworth                       78,809                --                  less than 1%
-----------------------------------------------------------------------------------------------------------------------------
All directors, nominees and executive officers
as a group (23 in group)                                    2,428,164            11,276                  less than 1%
-----------------------------------------------------------------------------------------------------------------------------

(1) Direct ownership includes shares which may be acquired under options within 60 days of the record date.

(2) The shares stated as being beneficially owned by each nominee do not include shares beneficially owned by the other companies on whose boards of directors the nominees, directors or officers serve. (The list of nominees for directors on pages 5 through 7 contains the names of the other companies for which the nominees serve as directors.) Each nominee disclaims beneficial ownership of all such shares.

(3) Mr. George B. Beitzel, a current director, is retiring as director having reached mandatory retirement age.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

To the Company's knowledge, no person or entity who was a director, officer or beneficial owner of more than 10 percent of the Company's common stock failed to file, on a timely basis during 1998, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

Members of the Compensation Committee are Norman R. Augustine, George B. Beitzel, Lawrence S. Eagleburger, Randall L. Tobias and Kathryn C. Turner. The Company had no interlocking relationship during the last fiscal year.

                              GENERAL INFORMATION
                       RELATING TO THE BOARD OF DIRECTORS

The Board of Directors

The business and affairs of the Company are managed under the direction of the Board of Directors. To assist it in carrying out its duties, the Board has delegated certain authority to five Committees. In calendar year 1998, the Board of Directors held nine meetings and the directors attended an average of 99 percent of all Board and Committee meetings.

Committees of the Board

The Audit Committee, the Compensation Committee, the Committee on Directors' Affairs, the Executive Committee and the Public Policy Committee are the standing committees of the Board of Directors. Membership is as follows:

--------------------------------------------------------------------------------
                    Compen-         Directors'                   Public
   Audit            sation           Affairs      Executive      Policy

   Horner*          Beitzel*        Augustine*    Allen*         Tschinkel*
   Boren            Augustine       Chappell      Augustine      Boren
   Chappell         Eagleburger     Horner        Beitzel        Tobias
   Tschinkel        Tobias                        Horner         Turner
                    Turner                        Mulva
                                                  Tschinkel
* Chairman
--------------------------------------------------------------------------------

The Audit Committee recommends to the Board the independent auditors to be engaged by the Company, reviews the scope of their engagement, including the remuneration to be paid, and reviews on a continuing basis the independence of the auditors. The Committee reviews with the independent auditors, the Controller, the General Auditor, the General Counsel, the Chief Financial Officer and other appropriate Company personnel:

(1) the Company's general policies and procedures with respect to audits and accounting and financial controls;

(2) the general accounting and reporting principles and practices applied in preparing the Company's financial statements and conducting financial audits;

(3) the interim and year-end financial statements and any certification, report or opinion which the independent auditors propose to render in connection with such statements;

(4) the extent to which the Company has implemented changes suggested by the internal audit staff, the independent auditors or the Committee; and

(5) the adequacy of the Company's accounting practices and internal control structure.

The Committee may direct the General Counsel, the independent counsel, the independent auditors, the internal audit staff or others to inquire into and report to it on any matter having to do with the Company's business affairs. The Committee also monitors compliance with the Company's Code of Conduct and Ethics and oversees the activities of the Corporate Compliance and Ethics Committee. The Audit Committee held five meetings in 1998.

The Compensation Committee recommends for Board approval the salaries for the Chairman of the Board of Directors and Chief Executive Officer and the President, and approves salaries for all Executive Officers and for all employees who earn $250,000 or above. The Committee makes recommendations to the Board with respect to proposals for the application of new benefits, incentive plans or programs to officers who are also directors and the application of amendments to existing plans or programs which would significantly increase such officers' compensation. The Committee approves awards under the Annual Incentive Compensation Plan and the Omnibus Securities Plan. The Compensation Committee held six meetings in 1998.

The Committee on Directors' Affairs recommends to the Board qualified candidates for election as directors and nominates candidates to the Board committees. The Committee welcomes suggestions from stockholders about qualified candidates. A stockholder wishing to submit a recommendation to the Committee may do so by writing Dale J. Billam, Secretary, Phillips Petroleum Company, Bartlesville, Oklahoma 74004. The Committee on Directors' Affairs held two meetings in 1998.

The Executive Committee, when the Board is not in session, may exercise all power and authority of the Board in the management and business of the Company, subject to the limitations imposed by the Bylaws. The Committee has the authority to review and approve proposed corporate action when the Board is not in session and may advise the Board of any recommendations of the Committee regarding any proposed corporate action presented to the Board. The Executive Committee held two meetings in 1998.

The Public Policy Committee advises management and the Board of Directors:

(1) in response to current and emerging public policy issues, and

(2) in the development and review of policies and budgets in respect of contributions, including, but not limited to, contributions to organizations whose primary purpose is charitable, civic, cultural or educational. In order to carry out these duties, the Committee:

    (a) identifies, evaluates and monitors the social, political, environmental, occupational, safety and health trends, issues and concerns, domestic and foreign, which affect or could affect the Company's business activities and performance;

    (b) reviews information from management and approves recommendations to assist in the formulation and adoption of policies, programs and practices concerning the matters set forth in (a) above, including, but not limited to ecological and environmental protection, employee safety, ethical business conduct, consumer affairs, alcohol and drug abuse, equal opportunity matters and government relations; and

    (c) monitors and evaluates on an on-going basis the Company's compliance with such policies, programs and practices.

The Committee also has the authority to authorize the use of Company funds for political contributions on behalf of the Company, if and to the extent permitted by law. The Public Policy Committee held three meetings in 1998.

                     COMPENSATION OF DIRECTORS AND NOMINEES

During 1998, the annual Board retainer fee for non-employee directors consisted of $11,000 plus 1,000 shares of Phillips common stock. Board members received $1,000 for each Board meeting attended. Committee retainer fees were $2,500 for Board committee chairmen and $2,250 for committee members. Committee meeting fees consisted of $750 for the Board committee chairmen and $500 for the committee members for each committee meeting attended. The directors could elect to defer all or a part of their cash compensation.

Effective January 1, 1998, the Board of Directors unanimously agreed to terminate the Non-Employee Director Retirement Plan for all non-employee directors whose normal retirement date is after 1998. Commensurate with this action and to further align the interests of the non-employee directors with those of stockholders, the Board of Directors unanimously approved the Phillips Petroleum Company Stock Plan for Non-Employee Directors ("Non-Employee Director Stock Plan"). The Non-Employee Director Stock Plan became effective January 1, 1998, and provides for the issuance of restricted or unrestricted Company common stock.

The Non-Employee Director Stock Plan provided for an initial grant of restricted stock in satisfaction of the non-employee directors' December 31, 1997, accrued retirement benefits in the Non-Employee Director Retirement Plan. The Non-Employee Director Stock Plan also provided for annual grants of restricted stock which are targeted to render competitive the directors' total compensation from the Company when compared to the total compensation of other non-employee directors within the Company's peer group. The grant for 1998 was 400 shares of the Company's common stock which is restricted, non-transferable and forfeitable. Both the initial grant and the grant of the 400 shares of restricted stock were made in March 1998. For 1998, a dividend-equivalent amount was paid to each non-employee director who received shares equal to the dividend which would have been payable on such shares if they had been granted to and retained by the directors on the effective date of the Plan.
All dividends payable on restricted stock, and such dividend-equivalent, are reinvested in restricted stock.

Effective January 1, 1999, the Board compensation is $106,500 per calendar year for each director who chairs a committee of the Board and $105,000 per calendar year for each director who does not chair a committee. One-half of this annual compensation amount is paid in either restricted or unrestricted stock. The other half is paid as cash, but may be deferred or taken as additional restricted or unrestricted stock. The future payment of any deferred cash compensation is funded in a grantor trust designed for this purpose.

All shares of restricted stock issued on behalf of each non-employee director are restricted until retirement. However, the Non-Employee Director Stock Plan provides for annual lapsing of the restrictions on a percentage of the shares held in the account on behalf of the non-employee director beginning five years before normal retirement from the Board of Directors, and all restrictions will lapse in the year the director reaches age 70. A director may elect to delay the lapsing of the restriction until retirement from the Board of Directors. Based on the director's election, which is made in the year the director reaches age 65 or the year prior to retirement if the director elects to delay the lapsing until retirement, the director may have the value of lapsed shares credited to the director's account in the Deferred Compensation Plan for Non-Employee Directors or may take possession of the lapsed shares.

Prior to retirement from Board service, the Company provides each director with life insurance. The amount of coverage, which is based on length of Board service, begins at $200,000 and increases to a maximum of $300,000.

As part of the Company's overall program to support communities and recognize the importance of charitable giving, The Phillips Petroleum Company Charitable Giving Program was established in December 1996. The program is funded by life insurance policies on directors. Upon the death of an individual director, the Company will donate the $1,000,000 proceeds from such life insurance to one or more qualifying charitable organizations recommended by the individual director. The proceeds will be paid in $100,000 installments over a 10-year period. Individual directors derive no financial benefit from this program, because all charitable deductions for Federal and State income taxes accrue solely to the Company. The Company paid premiums of $336,274 in 1998.

                           EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth compensation information for services performed in 1998, 1997 and 1996 for those persons who were at December 31, 1998, the Chief Executive Officer and the four most highly compensated officers.

                                                     Summary Compensation Table

                                                                                      Long-Term Compensation
                                                                             --------------------------------------
                                             Annual Compensation                      Awards              Payouts
                                    ---------------------------------------- ------------------------- ------------
                                                                             Restricted    Securities                   All Other
                                                                Other Annual    Stock      Underlying     Long-Term      Compen-
Name and                                                       Compensation   Award(s)(1)    Option/     Incentive       sation(2)
Principal Position           Year   Salary ($)    Bonus($)          ($)          ($)         SARs(#)      Payout($)         ($)
-----------------------------------------------------------------------------------------------------------------------------------
W. W. Allen                  1998     945,000      570,901           0            0         228,800      520,270(3)      9,211
Chairman of the              1997     870,000    1,105,328           0            0         210,400      568,289(4)      9,217
Board & CEO                  1996     850,000    1,105,000           0            0         237,359      579,469(5)      8,053

J. J. Mulva                  1998     684,501      398,300           0            0         124,500      316,361(3)      9,211
President &                  1997     625,500      738,787           0            0          66,600      293,552(4)      9,217
COO                          1996     594,667      731,340           0            0          65,105      322,656(5)      8,053

C. L. Bowerman               1998     478,752      214,461           0            0          72,800      175,434(3)      9,211
Executive Vice               1997     453,501      473,567           0            0          29,600      182,005(4)      9,217
President                    1996     445,250      379,842           0            0          36,592      263,025(5)      8,053

K. L. Hedrick                1998     431,499      171,010           0            0          74,700      176,721(3)      9,211
Executive Vice               1997     366,750      321,538           0            0          21,200       97,357(4)      9,217
President                    1996     345,750      232,476           0            0          22,802      124,294(5)      7,335

T. C. Morris                 1998     382,252      178,182           0            0          53,300      119,208(3)      9,211
Sr. Vice President           1997     363,751      334,348           0            0          21,000      116,442(4)      9,217
& CFO                        1996     356,000      243,493           0            0          24,240      131,600(5)      8,052
-----------------------------------------------------------------------------------------------------------------------------------

(1) The Company has not made any outright grants of restricted stock to any executive during any of the periods covered by the table. The Company settled awards under its 1985 and 1987 annual incentive plans and under all long-term incentive plans since 1986 by distributing to award recipients shares of restricted stock that are not transferable prior to death, disability or retirement, unless restrictions are earlier lapsed by the Compensation Committee of the Board of Directors (the "Committee") or after a change of control. The aggregate number of such restricted shares held at December 31, 1998, and the market value of such shares on that date (calculated according to SEC regulation without regard to the restrictions and the resulting inability of the named executives to realize such values at such times) were: Mr. Allen, 0 shares, $0; Mr. Bowerman, 25,993 shares, $1,110,390; Mr. Hedrick, 15,901 shares, $679,272; Mr. Morris, 21,720 shares,
    $927,852; Mr. Mulva, 60,331 shares, $2,577,268.

(2) Includes Company contributions to the Thrift Plan for the benefit of participants and the value of the shares allocated to Long-Term Stock Savings Plan participants as of the respective valuation dates.

(3) Value of the restricted stock on the date of the award for performance under the Long-Term Incentive Plan Performance Period from 1996-1998.

(4) Value of the restricted stock on the date of the award for performance under the Long-Term Incentive Plan Performance Period from 1995-1997.

(5) Value of the restricted stock on the date of the award for performance under the Long-Term Incentive Plan Performance Period from 1994-1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Stock options granted during 1998 to the Chief Executive Officer and the four most highly compensated officers of the Company are reflected in the following Option/SAR Grants in Last Fiscal Year table.

                                                                                          Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                      Individual Grants                               Price Appreciation for Option Term(1)
                       --------------------------------------------------------     -------------------------------------------
                        Number of     Percent of Total
                        Securities      Options/SARS
                        Underlying       Granted to    Exercise or
                       Options/SARs     Employees in    Base Price   Expiration
Name                    Granted(#)      Fiscal Year      ($/Share)       Date       0%($)         5%($)                10%($)
-------------------------------------------------------------------------------------------------------------------------------
W. W. Allen               95,900          10.86%            43.35      01/12/08        0         2,614,234           6,625,731
                         132,900          15.05%            46.29      10/12/08        0         3,868,719           9,804,033

J. J. Mulva               50,000           5.66%            43.35      01/12/08        0         1,363,000           3,454,500
                          74,500           8.43%            46.29      10/12/08        0         2,168,695           5,495,865

C. L. Bowerman            31,300           3.54%            43.35      01/12/08        0           853,238           2,162,517
                          41,500           4.70%            46.29      10/12/08        0         1,208,065           3,061,455

K. L. Hedrick             27,800           3.15%            43.35      01/12/08        0           757,828           1,920,702
                          46,900           5.31%            46.29      10/12/08        0         1,365,259           3,459,813

T. C. Morris              21,300           2.41%            43.35      01/12/08        0           580,638           1,471,617
                          32,000           3.62%            46.29      10/12/08        0           931,520           2,360,640
--------------------------------------------------------------------------------------------------------------------------------
Total Stockholders (2)       N/A            N/A               N/A           N/A        0     7,173,386,648      18,180,824,779
--------------------------------------------------------------------------------------------------------------------------------

(1) "Potential realizable value" is disclosed in response to SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be, interpreted by stockholders as representations or projections of future value of the Company's stock or of the stock price.

(2) To lend perspective to the illustrative "potential realizable value," if the Company's stock price increased 5 percent or 10 percent per year for 10 years from January 1, 1998, (disregarding dividends and assuming for purpose of the calculation a constant number of shares outstanding), the total increase in the value of all shares outstanding at January 1, 1998, is shown above as "potential realizable value" for Total Stockholders.




                         TEN-YEAR OPTION/SAR REPRICING

There have been no option or stock appreciation right repricings during the last 10 years for the Chief Executive Officer or for any of the four most highly compensated officers of the Company as reflected in the following Ten-Year Option/SAR Repricing table.

                               Number of Securities   Market Price    Exercise             Length of Original
                                     Underlying        Of Stock at      Price                  Option Term
                                    Options/SARs         Time of      At Time of     New    Remaining at Date
                                     Repriced or       Repricing or  Repricing or  Exercise  Of Repricing or
Name                         Date     Amended(#)       Amendment($)  Amendment($)  Price($)    Amendment
W. W. Allen                   --           0                --           --           --          --
J. J. Mulva                   --           0                --           --           --          --
C. L. Bowerman                --           0                --           --           --          --
K. L. Hedrick                 --           0                --           --           --          --
T. C. Morris                  --           0                --           --           --          --

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

The following table shows the number of shares acquired and the net value realized from exercising stock options during 1998, and the number and value of exercisable and unexercisable stock options granted under the 1986 Stock Plan, the 1990 Stock Plan and the Omnibus Securities Plan at fiscal year-end 1998 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.

------------------------------------------------------------------------------------------------------------------
                                                                    Number of Securities    Value of Unexercised
                                                                   Underlying Unexercised       In-the-Money
                                                                       Options/SARs at        Options/SARs at
                                                                      Fiscal Year-End      Fiscal Year-End($)(2)
------------------------------------------------------------------------------------------------------------------
                      Number of Shares Acquired      Net Value          Exercisable/           Exercisable/
Name                          On Exercise          Realized($)(1)       Unexercisable         Unexercisable
                                                                           395,971              3,328,208
W. W. Allen                       7,200                150,039             551,766              1,583,431
                                                                           158,779              1,768,552
J. J. Mulva                       8,125                180,995             218,124                378,473
                                                                            55,301                587,156
C. L. Bowerman                    3,850                120,173             120,158                220,743
                                                                            72,305                810,567
K. L. Hedrick                         0                      0             105,869                134,479
                                                                            12,499                 69,678
T. C. Morris                     26,699                476,901              85,402                141,319
------------------------------------------------------------------------------------------------------------------

(1) Net value realized is the market price on the date of exercise less the option price times the number of shares exercised under the option.
(2) Based on $42.7188, the fair market value of the Company's common stock on December 31, 1998.


              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

The following table shows Long-Term Incentive Plan awards established under the Omnibus Securities Plan during 1998 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                                                        ----------------------------------------------------------
                                                        Estimated Future Payouts Under Non-Stock Price Based Plans
                                       Performance or
                                        Other Period                        Number of Shares (1)
                         Number of    Until Maturation
Name                     Shares(#)      Or Payout             Threshold(#)(2)       Target(#)         Maximum(#)
W. W. Allen               33,347        12/31/00                  16,674               33,347            66,694
J. J. Mulva               19,104        12/31/00                   9,552               19,104            38,208
C. L. Bowerman            10,241        12/31/00                   5,121               10,241            20,482
K. L. Hedrick              9,100        12/31/00                   4,550                9,100            18,200
T. C. Morris               7,590        12/31/00                   3,795                7,590            15,180
------------------------------------------------------------------------------------------------------------------


(1) At the end of the three-year performance period, from January 1, 1998, through December 31, 2000, the Compensation Committee will evaluate the Company's performance to determine the extent to which target awards have been earned. The Company's performance will be measured by total stockholder return and return on capital employed, compared with the total stockholder return and return on capital employed of the 1998 oil industry peer companies used in the Performance Graph on page 17.

(2) The Company's total stockholder return must be above the bottom quartile when compared with the peer group (threshold performance) before any award can be approved. If the threshold performance is achieved, the Committee expects to approve awards at the threshold level which is 50 percent of the target number of shares established for the performance period. The actual awards earned can range from 0 percent to 200 percent of the target awards.

                         COMPENSATION COMMITTEE REPORT
                                TO STOCKHOLDERS
                           ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of the directors named below, all of whom are independent, outside directors and who qualify as disinterested persons for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934.

The executive compensation programs are designed to motivate all executives to work as a team to maximize long-term stockholder value, to achieve a high level of return on the capital employed by the Company and to achieve industry safety leadership.

Executive compensation decisions made by the Committee are based on a combination of quantitative and qualitative measures. During 1998, quantitative measures employed by the Committee to evaluate corporate performance were: relative total return to stockholders; relative return on capital employed by the corporation; and improving safety performance through reduction of recordable injuries. Quantitative measures employed by the Committee to evaluate business unit and staff performance were: the achievement of pre-established targets set for organizations engaged in the development of projects designed to result in profitable growth and the addition of value to the Company; the return on capital employed by the business unit; controlling costs on a per unit of sales/production basis; improving safety performance through reduction of recordable injuries; and the implementation of a process to achieve safety excellence. In addition, staff units are measured by the relative success of their internal customers and by controlling expenses.

The Committee also uses the following qualitative measures of performance: the application of experience; accomplishments in developing and implementing strategic plans; contribution to growth of business lines; leadership in the industry and community; and social responsibility.

The Committee recognizes that the Company's businesses are extremely capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved. In addition, in the short term, the Company's prospects and performance as measured by its share price can be significantly affected upward or downward by commodity price movements and geopolitical factors over which the Company and its management have no control. Therefore, the Committee evaluates both quantitative and qualitative measures, and external factors, and may use discretion in recognizing performance achievements leading to the creation of economic value enhancement.

By design, executive compensation provides awards that vary with performance and produce an opportunity for earnings through performance over a longer term. The Company's objective in so doing is to provide a substantial percentage of the total compensation of its executives through variable or "at-risk" compensation arrangements under the Annual Incentive Compensation Plan, the granting of stock options and through awards under the Long-Term Incentive Plan.

Internal Revenue Code Section 162(m)
------------------------------------
The Compensation Committee has carefully considered the implications of Section 162(m) of the Internal Revenue Code. The Committee's policy is, where possible and considered appropriate, to preserve corporate tax deductions, including the deductibility of compensation to the executive officers named in the Summary Compensation Table pursuant to Section 162(m) of the Internal Revenue Code. The Committee's policy is also to maintain the flexibility to approve compensation arrangements which it deems to be in the best interest of the Company and its stockholders, but which may not always qualify for full tax deductibility. The Committee believes that it is in the best interest of the Company and its stockholders to preserve the flexibility to reward executives consistent with the Company's pay philosophy for each element of compensation. The Committee will continue to review the executive compensation practices of the Company to determine if elements of executive compensation administered by the Committee are appropriate for qualification as "performance-based compensation" under the provisions of Section 162(m) of the Internal Revenue Code.


Executive Compensation Actions for 1998

Salaries
--------
During 1998, the Committee reviewed and approved salaries for all executive officers and employees with annual salaries of $250,000 or above, except for the Chairman of the Board and the President, in which cases the Committee recommends their salaries to the Board of Directors for consideration. In October 1998, as part of the Company's annual salary program, the Committee reviewed competitive salary data for the Chairman of the Board and for the President to determine if the Committee would recommend to the Board of Directors that the salaries of these two officers be changed. Competitive salary data provided by an independent, third-party consultant was utilized for this purpose. Also considered was Mr. Allen's individual performance during the year. On the basis of the information provided, the Committee unanimously approved a resolution recommending to the Board of Directors that Mr. Allen's annual salary be increased from $930,000 to $990,000. In addition, after considering competitive salary data, the Committee unanimously agreed to recommend to the Board of Directors that the annual salary of Mr. Mulva, the President and Chief Operating

Officer, be increased from $666,000 to $740,000. The changes to Mr. Allen's and Mr. Mulva's salaries were approved by the Board effective October 1, 1998.

In addition to the recommendations stated above, in October 1998 the Compensation Committee used competitive salary data to approve changes to the annual salaries of other executive officers and all other employees whose annual salary was $250,000 or greater. The changes to the annual salaries of executive officers and other employees whose salary was $250,000 or greater were effective October 1, 1998.

Annual Incentive Compensation Program
-------------------------------------
The Committee administers the Annual Incentive Compensation Plan ("AICP") which provides an opportunity for the award of annual bonuses. The AICP contains objectives which the Committee establishes each year. For 1998, the Committee set three Companywide objectives: (i) total stockholder return for 1998 should warrant award based on performance relative to the shareholder return of the 1998 oil industry peer companies, as listed in the Proxy Statement Performance Graph used by the Company to compare its stockholder return performance;
(ii) return on capital employed by the corporation should warrant award based on performance relative to the return on capital employed of the 1998 oil industry peer companies, as listed on the Proxy Statement Performance Graph; and
(iii) safety performance should be better than pre-established targets measuring recordable injury rate.

The Committee establishes targets each year for individual AICP awards based on a percentage of salary. The target awards are established using both internally generated data and data obtained from an independent, third-party consultant and are intended to provide competitive bonus opportunities if performance objectives are met. For 1998, the target percentages varied from 22.5 percent of salary for the beginning level of AICP eligibility to 75 percent of salary for the Chief Executive Officer. The target percentages are prorated to recognize changes in salary bands during the year. The Committee is authorized under the terms of the AICP to approve individual awards from 0 percent of the target amount to 200 percent of the target amount for the award year.

Mr. Allen's and Mr. Mulva's AICP awards are based on overall corporate performance; awards to all other AICP participants reflect the performance of the business unit or staff group with which the participant is related, as well as corporate performance.

In February 1999, the Committee approved cash awards for strategic business units and staff units under the 1998 AICP ranging from 32 percent of the target bonus to 98 percent of the target bonus based on a review of the Company's 1998 corporate and business or staff group performance.

In determining the amount of incentive compensation award to be paid to Mr. Allen and Mr. Mulva, the Committee focused on the three measures in the plan that are determined by corporate performance. These three are relative shareholder return, return on capital employed, and safety as measured by the rate of recordable injuries incurred during the year.

It was determined that total shareholder return for Phillips in 1998 was negative 9.7 percent. This placed the Company seventh in the peer group of eight companies, including Phillips. The announcement of corporate combinations involving three of the peer companies influenced these results.

It was further determined that return on capital employed by the corporation in 1998 was 4.6 percent which placed the Company fifth in the peer group. The Company's rate of recordable injuries was 7.6 percent better than the prior year and was the best year ever in the Company's history, exceeding the record set in 1997. Taking the above into consideration and considering the performance of the strategic business units and staff units, it was the Committee's judgment to grant an AICP award to Mr. Allen and Mr. Mulva which is 23 percent less than the target amount.

The amount of the awards to Mr. Allen and Mr. Mulva are set forth in the Summary Compensation Table found in this Proxy Statement.

Stock Options
-------------
It is the Committee's practice to consider the grant of stock options during January of each year. All grants to date have been made at the fair market value of the Company's stock on the date of the grant. If the date of the grant is not a day in which the Company's stock is traded on the New York Stock Exchange, the fair market value is determined on the first trading day immediately preceding the date on which the Committee grants the option. The number of shares subject to options at the date of each grant is set using internally generated information and information from independent, third-party consultants to achieve option grants which approximate those granted by peer companies to persons in corresponding job positions. In addition, individual performance is considered when making each stock option grant. The size of each grant is a function of total compensation targets and individual performance.

It is also the Committee's practice to consider supplemental stock option grants in recognition of promotions during the year based on the same criteria used by the Committee in grants during January of each year.

In 1998, the Committee made two grants of stock options to eligible employees. In January 1998, a partial grant approximating nine-twelfths of a normal grant was made to eligible executives. It was the intent of the Committee to begin annual grants in October of each year. The January grant was made for the purpose of bridging the grant date from January to October. In October 1998, the Committee approved a normal grant of stock options to eligible employees. It is anticipated that in the future, stock option grants will be made in October with the exception of supplemental stock option grants to recognize promotions during the year.

For Mr. Allen, Mr. Mulva and the other executive officers, the stock option grants are set out in the Options/SAR Grants In Last Fiscal Year table.

Long-Term Incentive Program
---------------------------
The Committee administers the Long-Term Incentive Plan under the Omnibus Securities Plan approved by stockholders in 1993. Under the terms of this plan, each year the Committee establishes a three-year performance period.

In the January 1998 meeting, the Committee established the sixth performance period of the plan, which extends from January 1, 1998, through December 31, 2000. Target awards for Mr. Allen and the other executive officers are shown in the Long-Term Incentive Plan Awards In Last Fiscal Year table and were based on a percentage of salary varying according to salary band and the price of the Company's stock at the beginning of the performance period. The target levels approved by the Committee for Performance Period VI were established by the Committee using both internally generated information and competitive data provided by an independent, third-party consultant. Supplemental target awards, which are included in the target awards listed in the table, were approved in recognition of promotions during the year. Actual awards, if any, will be determined by the Committee at the end of the performance period based on two measurements: the Company's relative total stockholder return compared with the peer companies against which the Company evaluates its stockholder return performance, and the Company's return on capital employed compared with the peer companies against which the Company evaluates its stockholder return performance.

In 1996, the Committee established the fourth performance period of the Long-Term Incentive Plan ("LTIP IV"). The Plan has a single performance measure which is total return to stockholders, compared with the total return to stockholders of the 1998 oil industry peer companies as listed in the Proxy Statement Performance Graph and used by the Company to compare its shareholder return performance. For LTIP IV, the peer group included one additional company, Unocal, which was a member of the peer group when LTIP IV commenced. The LTIP IV performance period covered the three years from 1996 through 1998.

In 1996, the Committee established a target award for each individual based on a percentage of salary varying by job grade classification and price of Company stock at the beginning of the performance period. Under the terms of the Long-Term Incentive Plan, no award can be granted unless the Company's total return to stockholders is greater than the total return to stockholders of the bottom quartile of the 1998 oil industry peer companies and Unocal.

The Committee determined that the Company's total return to stockholders for the three-year period was above the total return to stockholders of the companies in the bottom quartile of the peer group. The Committee further determined that the Company's total return to stockholders was 37 percent for the three-year performance period which placed the Company in the third quartile of the peer group. The Company placed sixth of the nine positions in the oil industry peer group including the Company.

On the basis of the above performance, the Committee granted awards equaling 25 percent less than the target amount set in 1996 adjusted for promotions, if any, during the three-year performance period.

The value of the awards for LTIP IV, which are settled in restricted stock for the five most highly compensated executive officers, is set forth on the line for 1998 in the Summary Compensation Table found in this Proxy Statement.

THE COMPENSATION COMMITTEE

George B. Beitzel, Chairman
Norman R. Augustine
Lawrence S. Eagleburger
Randall L. Tobias
Kathryn C. Turner

                               PERFORMANCE GRAPH

The following graph shows the Company's total return to stockholders compared with the S&P 500 Index and the two peer groups of seven integrated oil companies over the five-year period from December 31, 1993, through December 31, 1998.


         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN(1) Among Phillips Petroleum, S&P 500 Index, and Peer Group Indexes(2)(3)

Assumes $100 invested on 12/31/93 in
Phillips Common Stock, S&P 500 Index
and Peer Group Indexes.

                   [ Line Graph Appears Here ]


-----------------------------------------------------------------------------
                        1994       1995        1996       1997        1998
Phillips Petroleum      $117       $126        $169       $191        $173
S&P 500 Index            101        139         171        229         294
Peer Group Index(2)      105        138         170        207         246
Peer Group Index(3)      102        124         157        186         163
-----------------------------------------------------------------------------

(1) Total return assumes dividend reinvestment

(2) Amerada Hess, Amoco, ARCO, Chevron, Exxon, Mobil, Texaco, the "1998 oil industry peer companies."

(3) In December 1998, the Compensation Committee, as part of its normal routine, reviewed the appropriateness of the peer group used for compensation comparison purposes. After review, the Committee unanimously agreed to change the peer group by dropping Exxon Corporation, Mobil Corporation, Chevron Corporation and Amoco Corporation and adding USX-Marathon Group, Conoco Inc., Occidental Petroleum Corporation and Unocal Corporation. The rationale for the change was that recently announced corporate combinations render Exxon, Mobil and Amoco no longer appropriate for purposes of comparison. Chevron was dropped from the peer group due to the difference in the relative size of the two companies.

    It was the Committee's opinion that the new peer group provides a better alignment for compensation comparisons and for purposes of comparing relative performance for measures used in the executive compensation programs. Future performance periods in the Annual Incentive Compensation Plan and the Long-Term Incentive Plan will utilize the peer group approved in the December 1998 Compensation Committee meeting.

PENSION PLAN

The Retirement Income Plan, in which all active eligible employees (including executive officers) participate, does not require participant contributions. Benefits are computed in accordance with several formulas. Officers, including executive officers, generally receive benefits under a final average earnings formula. Benefits are based on length of service, a participant's annual salary and awards paid under the Annual Incentive Compensation Plan. Normal retirement age is 65. A participant may retire as early as age 55 and receive a reduced benefit. Benefits for a retiring employee are paid in the form of a straight-life annuity or one of several other forms of equivalent actuarial value.

The Pension Plan Table shows the maximum estimated straight-life annual benefits payable at normal retirement age to employees in the higher salary classifications, prior to reductions required by the plan for Social Security benefits.


                               PENSION PLAN TABLE

Estimated Annual Retirement Benefits Under Final Average Earnings Formula(1)(2)

Annual Average of Highest 3                                      Years of Credited Service
Consecutive Calendar Years'                                        At Normal Retirement
Salary and AICP Awards in 10
Years Preceding Retirement(3)       20          25           30          35           40          45

$ 650,000                        208,000     260,000      312,000     364,000      416,000     468,000
  850,000                        272,000     340,000      408,000     476,000      544,000     612,000
1,150,000                        368,000     460,000      552,000     644,000      736,000     828,000
1,450,000                        464,000     580,000      696,000     812,000      928,000   1,044,000
1,750,000                        560,000     700,000      840,000     980,000    1,120,000   1,260,000
2,050,000                        656,000     820,000      984,000   1,148,000    1,312,000   1,476,000
2,350,000                        752,000     940,000    1,128,000   1,316,000    1,504,000   1,692,000
2,650,000                        848,000   1,060,000    1,272,000   1,484,000    1,696,000   1,908,000

(1) As required by the Internal Revenue Code of 1986, as amended, the retirement plan may not provide annual benefits exceeding a maximum amount, or include in benefit computations, compensation in excess of the amount specified in the Internal Revenue Code. Also, participation in the Company's AICP deferral program and voluntary salary reduction program may cause a reduction in retirement plan benefits. Additional amounts, if required to provide the total benefits indicated in the table, would be made by supplemental Company payments. The Company also maintains, as a recruiting tool, a supplemental plan under which officers and other executives who are hired during mid-career may receive retirement income in excess of that which their shorter Credited Service would provide under the retirement plan. However, total benefits under this supplemental plan and the retirement plan will not exceed benefits obtainable under the retirement plan by a full career employee at similar salary levels. These supplemental benefits have been funded by the Company in a grantor trust designated for this purpose.

(2) With respect to the executive officers named in the Summary Compensation Table, their years of credited service as of February 28, 1999, for retirement purposes are: W. W. Allen, 39 years; C. L. Bowerman, 37 years;
    K. L. Hedrick, 27 years; T. C. Morris, 33 years; and J. J. Mulva, 27 years. See the Summary Compensation Table for their current covered compensation.

(3) AICP Awards are shown under the heading "Bonus" in the Summary Compensation Table.

                           TERMINATION OF EMPLOYMENT
                                      AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

The Work Force Stabilization Plan authorized on April 26, 1988, provides that all employees of the Company, including executive officers, who are laid off (as defined in the plan) within two years following a change of control of the Company (as defined below) will be entitled to severance benefits equal to four weeks' pay for each year of service, subject to a maximum of 104 weeks. "Pay" is determined by adding the employee's current base salary, regularly scheduled overtime pay and most recent Annual Incentive Compensation Plan or Performance Incentive Programs award (or target award, if greater).

Company-sponsored medical, dental and life insurance programs would be continued for affected employees. The period of time which severance benefits cover would be added to service for purposes of retirement plan calculations, and all affected employees would be immediately vested. In addition, affected employees would be entitled to require the Company to purchase their principal residences under a formula-pricing arrangement intended to protect them from loss of value, and would be entitled to reimbursement of legal expenses incurred in connection with certain claims for benefits under the plan.

A change of control would take place if there is:

(1) an acquisition (other than directly from the Company) of 20 percent or more of the beneficial interest in the Company's voting stock by a party other than the Company, a subsidiary or a Company-sponsored benefit plan;

(2) a change in the Board of Directors as a result of which the current directors (together with the successors which they nominate or approve for nomination) cease to be a majority of the Board;

(3) approval of a complete liquidation or dissolution of the Company by shareholders; or

(4) approval by shareholders of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of the assets of another entity, unless following such transaction:

   (a) shareholders of the Company prior to the transaction continue to beneficially own at least 60 percent of the resulting corporation's stock and voting securities;

   (b) no person (other than employee benefit plans of the Company or the resulting corporation) beneficially owns more than 20 percent of such corporation's stock and voting securities; and

   (c) a majority of the Board of Directors of the resulting corporation were directors of the Company immediately prior to the transaction.


Other Change-in-Control Arrangements

Upon a change of control, benefits to officers and other employees would be accelerated under the Omnibus Securities Plan, the 1986 Stock Plan, the 1990 Stock Plan, and the Annual Incentive Compensation Plan.

                          PROPOSAL 1 - BY THE COMPANY

The Board of Directors unanimously recommends a vote FOR adoption of the following resolution, which will be presented at the meeting:
                            ------------------------
RESOLVED, that the Board of Directors' designation of Ernst & Young LLP to serve as the independent auditors to audit the books, records and accounts of the Company for the 1999 fiscal year be and hereby is approved.
                            ------------------------
Upon the recommendation of the Audit Committee, the Board of Directors has designated Ernst & Young LLP for the purpose stated above and, in accordance with the Bylaws of the Company, has directed that a vote of stockholders be taken to determine their approval or disapproval.

As provided in the Company's Bylaws, in the event of stockholder disapproval, the Board must then determine whether to replace the independent auditors before the end of the current year and shall designate other independent auditors for the following year.

Ernst & Young LLP, which has served as the Company's independent auditors since 1949, is familiar with the Company's operations, accounting policies and procedures and is, in the Company's opinion, well-qualified to act in this capacity. Representatives of Ernst & Young LLP will be present at the meeting to make any statement they desire and to answer questions directed to them.

                                 OTHER MATTERS

The Company knows of no matters to be presented at the meeting other than those included in the Notice preceding this Proxy Statement. If other matters should come before the meeting which require a stockholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2000 Annual Meeting must be received at the Company's executive offices in Bartlesville, Oklahoma, no later than December 7, 1999, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.
                                     By Order of the Board of Directors,


                                  /s/Dale J. Billam

                                     Dale J. Billam
                                     Secretary
Bartlesville, Oklahoma 74004
April 5, 1999

                                     [Logo]


                           Printed on recycled paper

                                     [LOGO]

PROXY                                                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           PHILLIPS PETROLEUM COMPANY

                          Annual Meeting May 3, 1999

The undersigned hereby appoints W. ALLEN, L. EAGLEBURGER and L. HORNER as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all stock which the undersigned could vote at the Company's annual stockholders' meeting to be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on May 3, 1999, at 10 a.m., and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the Notice and Proxy Statement.


                  This Proxy is Continued on the Reverse Side
              Please Sign on the Reverse Side and Return Promptly

 ..............................................................................
                            ^Fold and Detach Here^

This Proxy will be voted or not voted as you            Please mark your
direct below.  In the absence of direction,             votes as indicated [X]
it will be voted FOR Directors, and FOR Proposal 1.     in this example


--------------------------------------------------------------------------------
Company recommends a vote FOR:  ELECTION OF DIRECTORS:  Nominees:  W. Allen,
N. Augustine, D. Boren, C. Bowerman, R. Chappell, Jr., L. Eagleburger,
L. Horner, J. Mulva, R. Tobias, V. Tschinkel and K. Turner.

  VOTE FOR         VOTE WITHHELD        *To withhold authority to vote for any
all nominees     for all nominees        nominee write that nominee's name on
listed above*      listed above          the space below.

    [ ]                [ ]              ________________________________________

--------------------------------------------------------------------------------

Company recommends a vote FOR:
Proposal 1 to approve the
designation of the independent
auditors, Ernst & Young LLP.
                                                    I PLAN TO ATTEND THE
  FOR      AGAINST     ABSTAIN                         ANNUAL MEETING       [ ]

  [ ]        [ ]         [ ]                     Please mark, date, sign and
                                                 return this proxy card
                                                 promptly. To vote in
                                                 accordance with the Company's
                                                 recommendations no boxes need
                                                 be checked.


                                                  Dated:__________________, 1999

                                                  ______________________________

                                                  ______________________________

                                                  Signature(s) of Stockholder(s)

                                                  Your signature(s) on this
                                                  proxy form should be exactly
                                                  the same as the name(s)
                                                  imprinted hereon. Persons
                                                  signing as executors,
                                                  administrators, trustees, or
                                                  in similar capabilities,
                                                  should so indicate.


 ..............................................................................
                            ^Fold and Detach Here^